                                                                      EXHIBIT 21
                                                                      ----------


                          SUBSIDIARIES OF REGISTRANT*
                          ---------------------------

                                                        STATE OR
                                                     JURISDICTION OF     PERCENT OF
                  NAME**                             INCORPORATION       OWNERSHIP
                  ------                             -------------       ---------
Rubbermaid Commercial Products Inc.                  Delaware              100%
The Little Tikes Company                             Ohio                  100%
Rubbermaid Canada Inc.                               Ontario, Canada       100%
Rubbermaid Office Products Inc.                      Delaware              100%
Rubbermaid Specialty Products Inc.                   Delaware              100%

* All of the listed subsidiaries are included in Registrant's consolidated financial statements.

**  All subsidiaries conduct their businesses under the names shown.